CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement No. 033-71688 of First Fortis Life Insurance Company Separate Account A on Form N-4, of our report dated February 24, 2005, relating to the statements of assets and liabilities of First Fortis Life Insurance Company Separate Account A as of December 31, 2004, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the two years in the period ended December 31, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/Deloitte & Touche LLP
Hartford, Connecticut
April 15, 2005